UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
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CAREMARK RX, INC.
(Name of Registrant as Specified in its Charter)
EXPRESS SCRIPTS, INC.
KEW CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXHIBIT INDEX

Exhibit No

99.1	Express Scripts Press Release, dated February 13, 2007

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contacts:
Edward Stiften,Chief Financial Officer	Steve Littlejohn, Vice President, Public Affairs
David Myers, Vice President, Investor Relations	(314) 702-7556
(314) 702-7173

Steve Balet / Laurie Connell	Joele Frank / Steve Frankel
MacKenzie Partners, Inc.	Joele Frank, Wilkinson Brimmer Katcher
(212) 929-5500	(212) 355-4449
EXPRESS SCRIPTS COMMENTS ON DELAWARE COURT OF CHANCERY ORDER
St. Louis, February 13, 2007 – Express Scripts, Inc. (Nasdaq: ESRX) today noted the order by the Court of Chancery of the State of Delaware in support of an independent stockholder’s motion to enjoin the Caremark Rx, Inc., (NYSE: CMX) February 20, 2007 special meeting of stockholders until at least March 9, 2007. The company commented:
“This is the right decision for Caremark stockholders. It is unfortunate that it was necessary for a court to enjoin the meeting rather than Caremark’s Board of Directors acting in the best interests of its stockholders.”
In its order the Court noted that “a reasonable shareholder may consider the revelation that Caremark has considered, on at least three separate occasions, potential transactions with Express Scripts to be highly relevant. This is particularly true in the face of Caremark’s present protestations that antitrust difficulties loom so large as to prevent the board of directors from even discussing an offer with an admittedly higher dollar value.”
Caremark stockholders are being offered a low growth CVS Corporation (NYSE: CVS) currency and ownership in a CVS/Caremark combination that is predicated on a model that history shows will destroy value. By contrast, Express Scripts is offering Caremark stockholders greater certainty of value through a significant cash payment – approximately 50% of the total consideration – in a combination based on a model that has historically added value.
Express Scripts urges Caremark stockholders vote AGAINST the CVS transaction by signing, dating and mailing in the GOLD proxy card today.
Caremark stockholders are reminded that their vote is important. Stockholders may be able to vote their shares by telephone or by the Internet, and are advised that if they have any questions or need any assistance in voting their shares, they should contact Express Scripts’ proxy advisor, MacKenzie Partners, Inc. Toll-Free at 800-322-2885.
Skadden, Arps, Slate, Meagher & Flom LLP and Arnold & Porter LLP are acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.

Safe Harbor Statement
This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•	uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices

•	investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•	changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•	uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•	uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs

•	continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•	competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•	results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies

•	the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network

•	the use and protection of the intellectual property we use in our business

•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements

•	our ability to continue to develop new products, services and delivery channels

•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs

•	increase in credit risk relative to our clients due to adverse economic trends

•	our ability to attract and retain qualified personnel

•	other risks described from time to time in our filings with the SEC
Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:
•	Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction

•	required regulatory approvals may not be obtained in a timely manner, if at all

•	the proposed transaction may not be consummated

•	the anticipated benefits of the proposed transaction may not be realized

•	the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected

•	the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.
We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Important Information
Express Scripts has filed a proxy statement in connection with Caremark’s special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying form of GOLD proxy card, as they contain important information. Express Scripts also intends to file a proxy statement in connection with Caremark’s annual meeting of stockholders at which the Caremark stockholders will vote on the election of directors to the board of directors of Caremark. Express Scripts stockholders are strongly advised to read this proxy statement and the accompanying proxy card when they become available, as each will contain important information. Stockholders may obtain each proxy statement, proxy card and any amendments or supplements thereto which are or will be filed with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
In addition, this material is not a substitute for the prospectus/offer to exchange and registration statement that Express Scripts has filed with the SEC regarding its exchange offer for all of the outstanding shares of common stock of Caremark. Investors and security holders are urged to read these documents, all other applicable documents, and any amendments or supplements thereto when they become available, because each contains or will contain important information. Such documents are or will be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.
Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts’ directors and executive officers is available in Express Scripts’ proxy statement, dated April 18, 2006, filed in connection with its 2006 annual meeting of stockholders. Additional information about the interests of potential participants is included in the proxy statement filed in connection with Caremark’s special meeting to approve the proposed merger with CVS and will be included in any proxy statement regarding the proposed transaction. We have also filed additional information regarding our solicitation of stockholders with respect to Caremark’s annual meeting on a Schedule 14A pursuant to Rule 14a-12 on January 9, 2007.
About Express Scripts
Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.
Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.
Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.
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